EXHIBIT 10.10
                                      LEASE

         THIS LEASE made this 1st day of January, 2003 (the "Effective Date") between Ara A. and Mary Lou Ayanian, (the "Landlord") and County National Bank (the "Tenant").

         WITNESSETH that in consideration of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant, and Tenant leases from Landlord the hereinafter described premises including land and buildings known as 504 S. Camp Meade Road (Veterinary Clinic) and 506 S. Camp Meade Road (Domino's Building), as described below in Paragraph 1 "Premises" and made a part hereof, upon the following terms and conditions:

         1.  PREMISES

         The premises leased (the "Premises") are described in deeds dated 5/8/1962 and 12/2/1971 and recorded among the land records of Anne Arundel County at liber 1564 and 2512, folio 412 and 61, respectively, and known as 504 and 506 S. Camp Meade Road, Linthicum, MD. The property is located in the 5th Assessment District of Anne Arundel County, Maryland consisting of .67 acres, more or less, together with the improvements, appurtenances and systems thereon to include, but not limited to, plumbing, electrical, and heating and cooling systems, and all of Landlord's right, title and interest in and to any and all estates, rights, privileges, easements, ways, rights of way, waterways, agreements and appurtenances belonging to or in any way appertaining to said property, hereinafter referred to as "the Property".

         2. LEASE TERM

         The term of this lease shall begin on the Commencement Date, January 01, 2003 ("Commencement Date"), the date Landlord delivers possession of the Premises to the Tenant and shall terminate on the date which is five (5) years from and after the Commencement Date.
         The term "Lease Year" shall be the (12) twelve month period beginning on the Commencement Date.
         The Basic Rent is presented on Exhibit A, Rent Schedule, that is attached herewith and describes in detail the rent and the initial term of the lease and options and is made part hereof.
         3. BASIC RENT

         Beginning on the Commencement Date, Tenant covenants and agrees to pay Landlord as annual rental twelve equal monthly payments for each Lease Year of the Term (the "Basic Rent"), the sum of money as shown in the Rent Schedule, Exhibit "A", and incorporated herein by reference, payable in advance without demand or setoff in equal monthly installments, on or before the first day of each month during the Term.



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

         4. OPTION TO RENEW

         Tenant shall have the option to renew this Lease for four (4) additional five (5) year terms. Such renewals shall automatically take place unless Tenant gives notice to Landlord at least 90 days before the end of the initial term of this lease or any renewals thereof, that Tenant does not wish to renew this Lease. All of the terms and conditions of this Lease shall remain in force during any renewal terms except that the Rent for the first year of the initial term is fixed at $3,700.00 per month and the remaining four years of the initial term and any renewal terms will be subject to increases based on the Consumer Price Index (CPI). The Rent shall be adjusted at the beginning of each year by the change in the Consumer Price Index. This adjustment shall be determined in accordance with the following and is subject to a maximum annual increase of 4%. Landlord shall compute the adjustment, if any, in the cost of living, using as the basis of such computation the Consumer Price Index for Urban Wage Earners and Clerical Workers (current series), Washington-Baltimore, DC-MD-VA-WV, All Items (base period of 1996=100) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter called the "Index").

         5. SECURITY DEPOSIT

         Tenant, contemporaneously with the execution of this Lease, has paid Landlord $3,700.00 as security for the performance hereof by Tenant. Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend for reasonable attorneys' fees incurred by Landlord to recover possession of the Premises. The right of Landlord to apply the security deposit as specified shall not be a limitation upon Landlord's right to invoke any other remedy available, to collect the full amount of rent, and damages owed by Tenant. Tenant shall not be entitled to interest thereon. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit shall be returned to Tenant within forty-five (45) days of the expiration of this Lease or may be applied toward the final month's rent.

         6. USE OF PREMISES

         (a) Tenant shall use the Premises solely for retail space and primarily to construct a commercial bank facility. The existing tenant, Domino's Pizza, will continue to use the property as a subtenant of County National Bank as authorized in this lease.
         (b) Landlord authorizes the Tenant to demolish the existing unoccupied building that is in poor condition known as the Veterinary Clinic, to prepare a site for the new bank building. Commencement of this demolition shall not occur until all permits/approvals for the new construction have been received.

         7. RELATIONSHIP BETWEEN TENANT AND LANDLORD



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

         It is hereby understood and agreed that nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party as creating the relationship of principal and agent, partnership or joint venture between the parties hereto.

         8. ASSIGNMENT AND SUBLETTING

         Tenant shall have the right to assign or encumber this Lease or Tenant's interest hereunder, in whole or in part, and to sublet or permit the occupancy or use by any other party of all or any part of the Premises without obtaining the prior written consent of Landlord.

         9. ALTERATIONS AND LAND AND DEMOLITION OF EXISTING BUILDING

         Tenant covenants, other than for the initial construction of the Improvements as described in Exhibit B hereto and the demolition of the unoccupied building known as the Veterinary Clinic, 504 S. Camp Meade Rd., that it will at no time or times make any material alterations, improvements or changes of any kind to the Land without first submitting the plans thereof and securing the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant may, at its own option, expense, and without having to secure the consent, written or otherwise of the Landlord:
         (a) make any alternations or changes of any kind to the Improvements and/or the Land which may be required by any governmental order or regulation; and
         (b) undertake any landscaping or similar work or painting or decorating with respect to the Improvements and/or the land which are of a minor nature and are reasonably necessary to the use by Tenant of the Improvement and/or the Land as contemplated hereunder.
         All improvements, alternations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Land, immediately upon the expiration of this lease due either to Tenant's affirmative declination of its right to exercise any option to renew or expiration of the final renewal term hereof if Tenant does not exercise its option to purchase contained in Paragraph 28 herein, shall become the property of Landlord without payment therefore by Landlord, provided that all machinery, equipment (other than building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Land, even if permanently affixed thereto, shall remain the property of Tenant.

         10. REPAIRS AND MAINTENANCE

         Tenant covenants throughout the term, at its expense, to maintain in good order and repair the interior and exterior structure of the Improvements, and to maintain and replace when necessary, all window and door glass therein, interior and exterior; to maintain and repair all building service equipment within the Improvements including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment,



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

pipes, wires, ducts, fixtures and appliances and to make all ordinary and necessary repairs; to keep the Land in a safe, clean and sanitary condition; and to provide for the removal of trash and rubbish.

         11. LIABILITY INSURANCE

         Tenant shall obtain and maintain public liability insurance in form and substance reasonably satisfactory to Landlord and Landlord's lender, if any Lender exists, naming Landlord an additional insured against claims for bodily injury or death occurring in or about the Improvements and/or the Land and on, in or about the adjoining driveways and passageways, to the limit of not less than One Million Dollars ($1,000,000.00) in respect of bodily injury or death to one person, and to the limit of not less than One Million Dollars
($1,000,000.00) in respect of one accident, and property damage insurance insuring against claims for damage or injury to property of others occurring in or about the Improvements and/or the Land and on, in or about the adjoining streets and passageways, to the limit of not less than One Hundred Thousand Dollars ($100,000.00) in respect to damage to the property of another. Said policy shall provide that notwithstanding any negligent act of Tenant which might otherwise result in its forfeiture, the policy shall not be canceled without at least thirty (30) days written notice to each named assured. A certificate of such insurance shall be delivered to Landlord.

         12. DAMAGE OR DESTRUCTION

         If the Improvements are damaged by fire or other casualty, Tenant shall make repairs thereto as soon as reasonably and conveniently may be done and shall have no claim against Landlord based upon such damage. In no event shall Landlord be liable to Tenant for any loss or damage sustained by Tenant to Tenant's property by reason of such fire or other casualty.

         13. COMPLIANCE WITH REGULATIONS, ETC.

         Tenant covenants throughout the term at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations which have the force of law, whether now in effect or hereafter promulgated, applicable to Tenant's use and occupancy of the Improvements and/or the Land, including, but not limited to, provisions enforceable by the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and/or the Board of Governors of the Federal Reserve System. However, Tenant shall have the right to contest the applicability and/or validity of any of the above so long as by reason of such action, the Land would not be in danger of forfeiture or loss. Landlord shall comply with all other laws, codes, ordinances, administrative and court orders and directives, rules and regulations which have the force of law, whether now in effect or hereafter promulgated. Landlord shall enter into any agreements deemed necessary or required by governmental agencies for the purpose of obtaining permits for improvements to the land.




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

         14. CONDEMNATION

         (a) If during the terms of this Lease, all or a substantial part of the Improvements and/or the Land shall be taken by eminent domain, then, at the option of the Tenant, the Lease shall terminate as of the date of such taking and the rent shall be apportioned to and abate from and after, the date of taking, and Tenant shall have the right to receive any award or damages for such taking (except as set forth in sub-paragraph (d) hereof) as related to the Improvements. For purposes of this Paragraph 14 "a substantial part of the Improvements and/or the Land" shall mean a taking which renders Tenant unable to carry on its business on the Land in substantially the same manner as previously conducted. If Tenant does not exercise its right to terminate this Lease, the Rent shall be equitably adjusted based on the amount of the Improvements and/or Land taken; and Tenant shall have the right to participate in any award or damages for such taking as related to the Improvements.
         (b) If during the term of this Lease, less than a substantial part of the Land (as hereinbefore defined) shall be taken by eminent domain, this Lease shall remain in full force and effect according to its terms, except that the Rent shall be equitably adjusted based on the amount of the Improvements and/or the Land taken; and Tenant shall have the right to participate in any award or damages for such taking as related to the Improvements.
         (c) For purposes of this Paragraph 14, "taken by eminent domain" or "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.
         (d) Nothing herein shall be deemed to prevent Tenant from claiming, negotiating, and receiving from the condemning authority, if legally payable, compensation for the taking of the Improvements and damages for Tenant's loss of business, business interruption and/or removal and relocation.

         15. PAYMENT OF UTILITIES AND TAXES

         Tenant shall assume full responsibility for gas and electricity and water/sewer charges commencing with charges incurred after Landlord delivers the Premises to Tenant. In addition, Tenant shall be responsible and pay when due all taxes of any kind assessed against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the premises by Tenant. In default of payment, Landlord may, but is in no manner required to, make any such payment, and Tenant agrees to pay Landlord for same promptly, upon demand. Landlord shall deem any such payment collectible as additional rent.


         16. LANDLORD'S RIGHT TO PERFORM TENANT'S CONVENANTS




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

         If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall, after thirty (30) days advance written notice to Tenant (except in the case of an emergency, in which case Landlord may act without notice), have the right (but not the duty) to enter the Land, if necessary, to perform the same if Tenant in the interim has not commenced such performance. The reasonable cost thereof shall be deemed to be Rent payable by Tenant within twenty (20) days of demand therefore.

         17. INDEMNIFICATION OF LANDLORD

         Except with respect to claims arising from Landlord's negligence or that of its agents, servants, or employees, contractors, licensees or invitees or from a breach of Landlord's obligations hereunder, Tenant covenants to indemnify and save Landlord harmless (to the extent not reimbursed by insurance required by this Lease to be furnished by Tenant or insurance maintained by Landlord to which Landlord shall initially be compensated) from any and all claims for liability of any nature whatever arising from any use, occupancy, construction, repairs, or other work or activity done in, on or about the Land during the term or from any condition of the Land or anything thereon or therein during the term, or from any occurrence whatever in, on or about the Land during the term, including all Landlord's reasonable costs, expenses and counsel fees in connection with any such claim. Landlord shall give Tenant notice of any such claim, the right to defend against the claim with attorneys reasonably acceptable to Landlord (an insurance company's attorney being deemed acceptable) and to settle such claim without cost to Landlord.

         18.  SIGNS

         It is agreed that Tenant may place signs anywhere on the premises providing that placement of signs is in accordance with all governmental regulations and restrictions.

         19. DEFAULT BY TENANT

         (a) Tenant covenants and agrees to pay the Basic Rent, together with all other sums of money which under the provisions hereof may be considered as additional rent, at the times and in the manner hereinabove set forth, and to pay any other sums that may be due Landlord under this Lease promptly upon their becoming due.
         (b) If Tenant shall fail to pay any installment of Basic Rent or additional rent when due, or violate any other covenant or agreement made by it in this Lease and if such failure, violation or default shall continue uncured for ten (10) days after receipt by Tenant of written notice thereof (or for failures which cannot be corrected within such ten (10) day period, for such additional period as shall be reasonably required for the cure provided that Tenant commences the cure within such ten (10) day period and diligently prosecutes such cure to completion). Then, in any of said events, Landlord may, at it's option re-enter and resume possession of the Premises, and/or declare this Lease and the tenancy hereby created terminated and thereupon, remove all persons and property from the Premises, by summary proceedings or other judicial process, and




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

forthwith be entitled to the benefit of any public general or public local laws, now or hereafter enacted, relating to the speedy recovery of possession of lands and tenements held over by tenants in Anne Arundel County; and not withstanding such re-entry under this subsection (b) or subsection (c), Tenant shall remain liable for any rent and other amounts due or accrued to Landlord or damages caused to Landlord prior thereto, and Tenant shall further be liable, as liquidated damages for the breach of covenant, to pay to Landlord the amount of the Basic Rent and additional rent (as estimated by Landlord) reserved under this Lease for the unexpired period of this Lease, less such amounts as Landlord may from time to time actually receive from others to whom the Premises or parts thereof may be rented from time to time, from which amounts Landlord shall first be entitled to deduct all expenses incurred in recovering possession of and in re-letting the Premises, but Tenant shall not be entitled to any excess of such amounts received from others over the liability of Tenant hereunder; provided, however, that it shall be within the sole discretion of Landlord to determine to whom, or whether to anyone, the Premises shall be so rented, the amount of the rent and all other terms and conditions of said renting, and the period or periods thereof, whether less than, equal to or beyond the aforesaid unexpired term of this Lease, and further Landlord shall be entitled, at its option, to relief by injunction or otherwise, in a Court of Equity against continuance of any violation of a covenant or agreement of this Lease.
         Notwithstanding any other provisions of the Lease to the contrary, prior to taking any action as a result of a Tenant default hereunder or otherwise exercising any rights prescribed by any state or municipal law, Landlord shall first give Tenant at least ten (10) days prior notice in the case of monetary defaults and at least thirty (30) days prior notice in the case of all other defaults of the alleged default. If Tenant shall have commenced and shall thereafter be diligent in pursuing a cure, such thirty (30) day period shall be extended for such reasonable additional time as shall be necessary to cure such default.
         (c) (i) If Tenant shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors, or (ii) if Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or it's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtor, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or
(iii) if Tenant shall take any action to authorize any of the actions set forth in subparagraphs (i) or (ii) above, or (iv) if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) days after the entry thereof, or (b) remains undismissed for a period of seven (7) days, or (v) if any execution, attachment or mechanics' lien against Tenant or the Premises is unsatisfied or unsecured by adequate corporate



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surety bond or cash security (in the sole  discretion of Landlord) for more than five (5) days. Landlord, may at its option, in any of such events, terminate this Lease and/or re-enter and resume possession of the Premises by proceedings or other judicial process and retaining all rights against Tenant, and its receiver, trustee, custodian or similar official permitted, under subsections
(b) and (c) hereof.
         (d) Notwithstanding the provisions in subsection (c) above, in the event of an assignment by operation of law under the Federal Bankruptcy Code, or any state bankruptcy or insolvency law and Landlord's election to not terminate this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions, and covenants of this Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Basic Rent, additional rent and other charges due under the Lease for the remainder of the entire Term; and (ii) that assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other Lease, financing agreement or operating agreement relating to the Land or the Building.

         20. INSPECTION AND ENTRY BY LANDLORD

         Tenant will permit Landlord, and it's agent, on reasonable notice (except in emergencies) and during reasonable business hours, to inspect Premises, to enforce or carry out the provisions of this Lease and to show the same to prospective tenants and purchasers.

         21. FIRE AND EXTENDED COVERAGE AND BUSINESS INTERRUPTION INSURANCE

         (a) Tenant covenants to pay the aggregate insurance premiums for fire and extended coverage on the Improvements and to maintain business interruption insurance.
         (b) Any proceeds from any insurance policies paid for by Tenant shall be payable to Tenant without any liability therefor to Landlord.

         22. NOTICES

         All payments of rent shall be made to Landlord at 6 Yardley Lane, Hilton Head, S.C. 29928 or at such other place as Landlord shall designate. All notices required or permitted to be given under this Lease shall be in writing and deemed to be properly served if sent by certified mail postage prepaid to Landlord at the address to which rental payments are to be sent, and to Tenant at the Premises, but either party may give written notice to the other to stipulate a different address.

         23. TERMINATION AND HOLDING OVER




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         This Lease and the tenancy  hereby created shall cease and terminate at the end of the Term, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to quit and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice were given. The rental for the period of holdover tenancy shall equal 100% of the Basic Rent and additional rent in effect for the previous month prior to the holdover period.

         24. ENTIRE AGREEMENT; LIMITATION OF LANDLORD'S LIABILITY

         This Lease is intended by the parties as a final and complete expression of their agreement and as an exclusive statement of the terms thereof this Lease can only be modified by a writing executed by the parties sought to be bound. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. All claims, demands or causes of action, which Tenant may have against Landlord, shall be enforceable solely against Landlord and not against any of the individuals who may be principals or members of Landlord. Landlord and Tenant mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or equity in any court of competent jurisdiction.

         25. SUBORDINATION AND ESTOPPEL CERTIFICATES

         This Lease is subject and subordinate to the lien of any mortgage or deed of trust now or at any time hereafter placed upon the Land, the Building or the Premises. Tenant hereby agrees to promptly execute any and all instruments (including estoppel certificates) to effect such subordination, or to agree to any change in the order of relative priority of such liens, that the Landlord may from time to time request or require. Tenant agrees to attorn to any successor to Landlord's interest in the Premises, whether by sale, foreclosure or otherwise.

         26. QUIET ENJOYMENT

         Landlord covenants and agrees that if Tenant shall perform all of the covenants and agreements required to be performed on the part of Tenant, Tenant shall, subject to the terms of this Lease, have the peaceable and quiet enjoyment of the premises.

         27. SEPARABILITY

         If any provision of this Lease shall be held invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.




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

         28. OPTION TO PURCHASE

         Landlord, in consideration of the sum of Five Dollars ($5.00) received from Tenant, hereby gives Tenant an option to purchase (The "Option") the Land and Buildings on the terms and conditions contained in this paragraph 28. The Option shall commence on January 1, 2008 and run until and through January 1, 2028 (the "Option Period"). The Option must be exercised within the Option Period. The transaction to purchase the Land must close within a commercially reasonable time after the exercise of the Option. The purchase price shall be determined as the greater of (a) $560,000.00 increased each year by $5,000.00 until option is exercised or (b) the appraised value of the Land and Buildings less the appraised value of the Tenant improvement included therein at the time the option is exercised.
         The Landlord and Tenant shall appoint one appraiser to appraise the Land and Buildings and such appraisal shall be made at the expense of the Tenant. If Landlord and Tenant cannot agree on one appraiser, each shall appoint an appraiser and each shall bear the cost of their respectively appointed appraiser. In such event, the purchase price for the Land and Buildings shall be the average of the values of the Land and Buildings determined by the two appraisers. If Tenant does not exercise the Option prior to the expiration of the Option Period, the consideration paid for the Option will be retained by the Landlord and neither party shall have any further rights nor claims against the other. The Option may be exercised by written notice to Landlord at the address contained in Paragraph 22 herein and shall be considered received three days after the date of mailing with the United States Postal Service.

         29.   RECORDING

         Landlord agrees that if so requested by Tenant, Landlord will execute in recordable form for purposes of recordation at Tenant's expense: (1) a short form of lease containing the names and addresses of the parties; the description of the Land; the Term of this Lease including the Commencement Date and the termination date; a description of any extension options; a statement regarding the use of the Land; and such other provisions as either party may reasonably require; and/or (2) a memorandum describing the Option contained in Paragraph 28 herein. Tenant shall be responsible for all costs, expenses, charges, and taxes in connection with the recordation of this Lease, the short form of lease or the described memorandum. If such a short form of this Lease is recorded, upon the termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title, and interest of Tenant in and to the Land arising from this Lease or otherwise, all without cost or expense to Landlord.

         30. WAIVER OF JURY TRIAL

         Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Improvements and/or Land and/or any claim of injury or damage under this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.


WITNESS/ ATTEST

                                                 By: /s/ Ara A. Ayanian
---------------------------------                  --------------------
As to Landlord                                     Ara A. Ayanian
                                                   Landlord

                                                   /s/ Mary Lou Ayanian
                                                   --------------------
                                                    Mary Lou Ayanian
                                                    Landlord


WITNESS/ATTEST

                                                 BY: /s/ Jan W. Clark
---------------------------------                    ----------------
As to Tenant                                         County National Bank
                                                     Jan W. Clark, President
                                                     Tenant


                                                                       Exhibit A
                                  RENT SCHEDULE
                                  -------------

Initial Term (2003 thru 2007)               Monthly Rent
-----------------------------               ------------

Year 1 - 01/01/2003 - 12/31/2003            $3,700.00
Year 2 - 01/01/2004 - 12/31/2004            $3,700.00 plus CPI adjustment per
                                            Paragraph 4
Year 3 - 01/01/2005 - 12/31/2005            Second year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 4 - 01/01/2006 - 12/31/2006            Third Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 5 - 01/01/2007 - 12/31/2007            Fourth Year monthly rent
                                            plus CPI adjustment per Paragraph 4

First Option (2008 thru 2012)               Monthly Rent
-----------------------------               ------------

Year 1 - 01/01/2008 - 12/31/2008            Monthly Rent in effect for year ending
                                            12/31/2007 plus CPI adjustment per Paragraph 4
Year 2 - 01/01/2009 - 12/31/2009            First Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 3 - 01/01/2010 - 12/31/2010            Second Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 4 - 01/01/2011 - 12/31/2011            Third Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 5 - 01/01/2012 - 12/31/2012            Fourth Year monthly rent
                                            plus CPI adjustment per Paragraph 4

Second Option (2013 - 2017)                 Monthly Rent
---------------------------                 ------------

Year 1 - 01/01/2013 - 12/31/2013            Monthly Rent in effect for year ending
                                            12/31/2012 plus CPI adjustment per Paragraph 4
Year 2 - 01/01/2014 - 12/31/-2014           First Year monthly rent
                                            plus CPI adjustment per paragraph 4
Year 3 - 01/01/2015 - 12/31/2015            Second Year monthly rent
                                            plus CPI adjustment per paragraph 4
Year 4 - 01/01/2016 - 12/31/2016            Third Year monthly rent
                                            plus CPI adjustment per paragraph 4
Year 5 - 01/01/2017 - 12/31/2017            Fourth Year monthly rent
                                            plus CPI adjustment per paragraph 4




                                       12

                                                               Exhibit A, Page 2



Third Option (2018 - 2022)                  Monthly Rent
--------------------------                  ------------

Year 1 - 01/01/2018 - 12/31/2018            Monthly Rent in effect for year ending
                                            12/31/2017 plus CPI adjustment per Paragraph 4
Year 2 - 01/01/2019 - 12/31/2019            First Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 3 - 01/01/2020 - 12/31/2020            Second Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 4 - 01/01/2021 - 12/31/2021            Third Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 5 - 01/01/2022 - 12/31/2022            Fourth Year monthly rent
                                            plus CPI adjustment per Paragraph 4


Fourth Option - 2023 - 2027                 Monthly Rent
---------------------------                 ------------

Year 1 - 01/01/2023 - 12/31/2023            Monthly Rent in effect for year ending
                                            12/31/2022 plus CPI adjustment per Paragraph 4
Year 2 - 01/01/2024 - 12/31/2024            First Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 3 - 01/01/2025 - 12/31/2025            Second Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 4 - 01/01/2026 - 12/31/2026            Third Year monthly rent
                                            plus CPI adjustment per Paragraph 4
Year 5 - 01/01/2027 - 12/31/2027            Fourth Year monthly rent
                                            plus CPI adjustment per Paragraph 4







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